UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2019

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol(s)
Common Stock, $0.06 par value	New York Stock Exchange	CDR
7-1/4% Series B Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	New York Stock Exchange	CDRpB
6-1/2% Series C Cumulative Redeemable Preferred Stock, $25.00 Liquidation Value	New York Stock Exchange	CDRpC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2019, Cedar Realty Trust, Inc. (the “Company”) and Cedar Realty Trust Partnership, L.P., the Company’s operating partnership (the “OP”), entered into an amended and restated employment agreement (the “Employment Agreement”), effective as of April 1, 2019 (the “Effective Date”) with Robin M. Zeigler, the Company’s Chief Operating Officer, pursuant to which Ms. Zeigler will continue to serve as the Chief Operating Officer of both the Company and the OP for a four-year term commencing on the Effective Date.

The Employment Agreement provides for a base salary at the rate of $436,000 per annum, subject to annual review and increase in the discretion of the Board of Directors of the Company (the “Board”). Ms. Zeigler will continue to participate in the Company’s annual bonus plan for senior executive officers with a target annual bonus equal to 95% of base salary. Ms. Zeigler will also be entitled to continue to participate in the Company’s long-term incentive compensation plan pursuant to which she will be entitled to receive long-term restricted stock grants, with an annual long-term incentive compensation target value of $750,000. The payment of any bonus or granting of any long-term equity incentive award is within the reasonable discretion of, and subject to the requirements established by, the Board, based on recommendations of the Compensation Committee of the Board.

In addition, the Employment Agreement provides that Ms. Zeigler will be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by Ms. Zeigler on behalf of the Company or the OP in the course of her duties and a monthly automobile allowance.

The Employment Agreement provides that Ms. Zeigler and her family will be entitled to participate in, and receive benefits from, any insurance, medical, disability, or other employee benefit plan of the Company, the OP or any of their subsidiaries on a basis comparable to other senior executives.

If Ms. Zeigler’s employment with the Company or the OP (or any entity which by way of merger, acquisition, or otherwise has become her actual employer (a “Successor Entity”)) is terminated for any reason, the Employment Agreement provides that Ms. Zeigler (or her authorized representative or estate) will be entitled to receive (i) payment of any base salary earned through the date of termination, unpaid expense reimbursements and accrued unused vacation; and (ii) any vested benefits Ms. Zeigler may have under any employee benefit or compensation plan of the Company or the OP through the date of termination, which vested benefits are required to be paid and/or provided in accordance with the terms of such employee benefit or compensation plans.

In addition, if Ms. Zeigler’s employment is terminated by the Company (or any Successor Entity) without Cause (as defined in the Employment Agreement) or by Ms. Zeigler for Good Reason (as defined in the Employment Agreement), the Employment Agreement provides that, subject to her execution of a general release (with such release not being required in the event of a termination due to a Change in Control (as defined in the Employment Agreement)), she will be entitled to receive a lump sum cash payment equal to 250% of the sum of her annual base salary at the rate applicable on the date of termination and her target annual bonus for the year of termination, exclusive of any long-term incentive stock awards.

Pursuant to the terms of the Employment Agreement, if Ms. Zeigler’s employment is terminated by the Company (or any Successor Entity) without Cause or by Ms. Zeigler for Good Reason, or by reason of death or disability, the Company is required to provide Ms. Zeigler with (i) disability, accident and health insurance substantially similar to those insurance benefits that Ms. Zeigler was receiving immediately prior to the date of termination for 12 months following the date of termination or a cash payment in lieu thereof (reduced to the extent comparable benefits are actually received by Ms. Zeigler during such period) and (ii) accelerated vesting of any options, restricted common stock, and any other awards granted to Ms. Zeigler under any employee benefit plan that have vested. In addition, if Ms. Zeigler’s employment is terminated by reason of disability, the Employment Agreement provides that she will be entitled to receive a lump sum payment equal to her annual base salary at the rate applicable on the date of termination. Any amounts payable in the event of death or disability will be reduced by the amounts payable under any life or disability insurance policy sponsored by the Company and/or the OP.

In the event the Company (or any Successor Entity) terminates Ms. Zeigler’s employment at the end of the term of the Employment Agreement, subject to the execution of a general release, Ms. Zeigler is entitled to receive, in lieu of the severance payments described above, a lump sum cash payment equal to 100% of the sum of her annual base salary at the rate applicable on the date of termination and her target annual bonus for the year of termination. Ms. Zeigler will not be entitled to such payment if she terminates her employment at the end of the term of the Employment Agreement.

The Employment Agreement contains a non-competition provision that applies during Ms. Zeigler’s employment and for one year after the termination of her employment (other than a termination of her employment due to the expiration of the Employment Agreement or by the Company (or any Successor Entity) without Cause or by Ms. Zeigler for Good Reason). The Employment Agreement also contains a non-solicitation provision that applies for one year after the termination of her employment, regardless of the reason for such termination.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2019

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and Chief Executive Officer

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